Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.2 shall have the meanings ascribed to them in the Current Report on Form 8-K filed December 14, 2021.

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of SVOK and Old Boxed, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical balance sheet of SVOK and the historical balance sheet of Old Boxed on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical statements of operations of SVOK and Old Boxed for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 combines the historical statements of operations of SVOK and Boxed for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020.

Description of the Business Combination and Related Transactions

On June 13, 2021, Old Boxed entered into the Business Combination Agreement with SVOK, Merger Sub and Merger Sub II. Pursuant to the Business Combination Agreement, Merger Sub was merged with and into Old Boxed, with Old Boxed surviving the merger as a wholly owned subsidiary of SVOK and, immediately following such merger, Old Boxed merged with and into Merger Sub II, with Merger Sub II surviving the merger and changing its name to “Boxed, LLC”, as a wholly owned subsidiary of SVOK, which changed its name to “Boxed, Inc.” Other related events in connection with the Business Combination are summarized below:

•	The value of the aggregate equity consideration paid to Boxed’s equityholders in the Business Combination was approximately $550.0 million. At the Closing, each outstanding share of common stock and preferred stock of Old Boxed was cancelled and converted into the right to receive a number of shares of Common Stock equal to the product determined by multiplying each outstanding share of Old Boxed capital stock by the ratio determined by dividing the per share merger consideration by $10.00 (the “Exchange Ratio”), which product was rounded down to the nearest whole share. Old Boxed equityholders received an aggregate of approximately 55.0 million shares of Common Stock on a fully diluted, net exercise basis;

•	At the Closing, each option to purchase Old Boxed common stock, whether vested or unvested, was assumed and converted into an option to purchase a number of shares of Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which were adjusted using the Exchange Ratio, in the manner set forth in the Business Combination Agreement;

•	The 6,468,750 shares of Seven Oaks Class B common stock converted at the Closing to an equal number of shares of Common Stock. Of those shares, 4,528,125 were fully vested at the Closing, and 1,940,625 remain subject to certain vesting conditions during the time period between the Closing Date and the five-year anniversary of the Closing Date (the “Earnout Period”), as outlined below. The shares subject to vesting (the “Earnout Shares”) will be considered outstanding for legal purposes prior to the achievement of the vesting conditions but will not be considered outstanding for accounting purposes until such vesting conditions are achieved, as described below:

○	50% of the unvested shares shall vest (and shall thereafter no longer be subject to forfeiture) upon the occurrence of Triggering Event I. “Triggering Event I” means the date, prior to the expiration of the Earnout Period, on which Boxed’s Common Stock’s last sale price on NYSE as reported by Bloomberg is greater than $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any consecutive thirty (30)-trading day period commencing after the Closing Date;

○	50% of the unvested shares shall vest (and shall thereafter no longer be subject to forfeiture) upon the occurrence of Triggering Event II. “Triggering Event II” means the date, prior to the expiration of the Earnout Period, on which the New Boxed’s common stock’s last sale price on NYSE as reported by Bloomberg is greater than $14.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any consecutive thirty (30)-trading day period commencing after the Closing Date;

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•	Immediately prior to the Closing, the investors of the Common Stock PIPE Investment (the “PIPE Investors”) purchased 3,250,000 shares of Seven Oaks Class A common stock for an aggregate purchase price equal to $32.5 million, which, upon the Closing, converted on a one-for-one basis to shares of Common Stock;

•	Immediately prior to the Closing, the investors of the Convertible Note PIPE Investment (the “Convertible Note Investors”) purchased $87,500,000 in principal amount of newly issued Convertible Notes from SVOK which may, at any time, be converted at the option of the holder for shares of Common Stock at a conversion price of $12.00 per share in accordance with the terms thereof and will bear interest at a rate of 7.00% per annum, paid-in-kind or in cash at the option of Boxed and accruing semi-annually; and

•	Forward Purchase Agreement. On November 28, 2021, SVOK entered into a Forward Purchase Agreement with ACM. In accordance with and as contemplated by the Forward Purchase Agreement, ACM purchased approximately 6.5 million shares of Seven Oaks Class A common stock from SVOK stockholders prior to the Closing. As contemplated by the Forward Purchase Agreement:

○	Prior to the Closing, ACM purchased approximately 6.5 million shares of Seven Oaks Class A common stock directly from investors at market price in the public market. ACM waived its redemption rights with respect to the acquired shares;

○	One business day following the Closing, SVOK paid approximately $65.8 million from the cash held in its trust account to ACM;

○	On the fourth business day following the last day of the Valuation Period (as defined below), ACM will make a cash payment to Seven Oaks equal to the sum of the products, for each trading day in a defined valuation period (the “Valuation Period”), of (i) a daily settlement price and (ii) a daily number of shares of Common Stock based on a defined percentage of daily trading volume of such shares on the NYSE. Subject to certain optional early termination provisions, the Valuation Period will commence on the earlier of (i) the 2-year anniversary of the Closing and (ii) the date specified by ACM in a written notice (not earlier than the day such notice is effective) that, during any 30 consecutive scheduled trading day-period following the Closing, the volume weighted average trading price per Share for 20 scheduled trading days during such period shall have been less than $5.00 per Share; and

○	At any time prior to the Maturity Date, ACM may elect an optional early termination to sell some or all of the shares of Common Stock in the open market. If ACM sells any shares prior to the Maturity Date, the pro-rata portion of the Forward Purchase Price will be released from the escrow account and paid to Boxed. ACM shall retain any proceeds in excess of the Forward Purchase Price that is paid to Boxed.

The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Business Combination taken place on September 30, 2021, nor is it indicative of the financial condition of the combined company as of any future date. The unaudited pro forma condensed combined statements of operations do not purport to represent, and are not necessarily indicative of, what the actual results of operations of the combined company would have been had the Business Combination taken place on January 1, 2020, nor are they indicative of the results of operations of the combined company for any future period. The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited financial statements of SVOK as of December 31, 2020 and for the period from September 23, 2020 (inception) through December 31, 2020, included in Boxed’s amended Annual Report on Form 10-K/A filed on December 3, 2021;

•	the historical unaudited financial statements of SVOK as of, and for the nine months ended, September 30, 2021, included in Boxed’s amended Quarterly Report on Form 10-Q/A filed on December 3, 2021;

•	the historical audited financial statements of Boxed as of, and for the year ended, December 31, 2020, incorporated into the Current Report on Form 8-K to which this Exhibit 99.2 is attached from the Proxy Statement/Prospectus;

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•	the historical unaudited financial statements of Boxed as of, and for the nine months ended, September 30, 2021, included as Exhibit 99.1 to the Current Report on Form 8-K to which this Exhibit 99.2 is attached; and

•	Exhibit 99.3 entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to the Current Report on Form 8-K to which this Exhibit 99.2 is attached.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions. It has been prepared in accordance with Article 11 of Regulation S-X and is for informational purposes only and is subject to a number of uncertainties and assumptions as described in the accompanying notes. The pro forma financial information reflects transaction related adjustments management believes are necessary to present fairly Boxed’s pro forma results of operations and financial position following the closing of the Business Combination and related transactions as of and for the periods indicated. The related transaction accounting adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report Boxed’s financial condition and results of operations. One-time direct and incremental transaction costs incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to Boxed’s additional capital. The final accounting of the Business Combination, including transaction costs, will be finalized by Boxed and reported in the first reporting period following the Closing. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Boxed believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, SVOK is treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Boxed issuing shares for the net assets of SVOK, accompanied by a recapitalization. The net assets of SVOK are recognized at fair value (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

Boxed has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Old Boxed’s stockholders have the majority of the voting power in the post-Business Combination company;

•	Old Boxed appointed the majority of the Board;

•	Old Boxed management constitutes management of the post-Business Combination company;

•	Old Boxed’s prior operations comprise the ongoing operations of Boxed;

•	Old Boxed is the larger entity based on historical revenues and business operations; and

•	Boxed assumed Old Boxed’s operating name and assumed Old Boxed’s headquarters.

Basis of Pro Forma Presentation

The following summarizes the pro forma shares of Common Stock issued and outstanding immediately after the Closing, including outstanding options to purchase Common stock and taking into consideration actual redemptions:

Shares
Boxed Equityholders	54,996,938
Public Stockholders	7,776,665
PIPE Investors	3,250,000
Founder Shares	4,528,125
Founder Shares (Deferred Earn-out)	1,940,625
Total Shares	72,492,353

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2021

	Giddy Inc. d/b/a Boxed (Historical as of 9/30/2021)	Seven Oaks Acquisition Corp. (Historical as of 9/30/2021)	Reclassification Adjustments		Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$35,409,156	$535,518	$-		$150,604,379	(a)	$123,486,639
					(65,062,414)	(r)
Restricted cash	2,571,667	-	-		-		2,571,667
Accounts receivable, net	4,808,287	-	-		-		4,808,287
Inventories	11,413,391	-	-		-		11,413,391
Prepaid expenses and other current assets	6,389,519	501,641	-		-		6,891,160
Total current assets	60,592,020	1,037,159	-		87,541,965		149,171,144
Property and equipment, net	7,348,761	-	-		-		7,348,761
Unbilled receivables	3,680,327	-	-		-		3,680,327
Investments held in Trust Account	-	258,804,731	-		(258,804,731)	(c)	-
Forward purchase receivable	-	-	-		65,062,414	(r)	65,062,414
Other long-term assets	188,994	-	-		-		188,994
Total assets	$71,810,102	$259,841,890	$-		$(106,200,352)		$225,451,640
Liabilities and Equity
Current liabilities:
Accounts payable	$14,034,170	$41	$-		$-		$14,034,211
Accrued expenses	6,854,256	1,861,478	-		-		8,715,734
Franchise tax payable	-	116,701	(116,701)	(m)	-		-
Deferred revenue	2,666,547	-	-		-		2,666,547
Other current liabilities	15,867,893	-	116,701	(m)	-		15,984,594
Term loan - current portion	-	-	-		-		-
Warrants to purchase common shares	148,129	-	-		(148,129)	(o)	-
Warrants to purchase preferred shares	504,117	-	-		(504,117)	(o)	-
Total current liabilities	40,075,112	1,978,220	-		(652,246)		41,401,086
Derivative warrant liabilities	-	14,801,473	-		-		14,801,473
Earnout liability	-	-	-		11,654,690	(n)	11,654,690
Forward option derivative	-	-	-		13,139,633	(s)	13,139,633
Long-term convertible debt, net of debt issuance costs	-	-	-		87,500,000	(b)	82,299,693
					(5,200,307)	(e)
Long-term term loan	43,190,312	-	-		-		43,190,312
Long-term other liabilities	541,770	-	-		-		541,770
Total liabilities	$83,807,194	$16,779,693	$-		$106,441,770		$207,028,657
Commitments and Contingencies:
Class A common stock, $0.0001 par value; 25,875,000 shares subject to possible redemption at $10.00 per share as of September 30, 2021 and December 31, 2020, respectively		258,750,000	-		(258,750,000)	(i)	-
Convertible Preferred Stock:
Class A preferred stock	8,023,239	-	-		(8,023,239)	(k)	-
$0.00001 par value per share; 6,952,573 shares authorized, issued and outstanding as of both September 30, 2021 and December 31, 2020, respectively
Class B preferred stock	24,999,769	-	-		(24,999,769)	(k)	-
$0.00001 par value per share; 5,690,347 shares authorized, issued and outstanding as of both September 30, 2021 and December 31, 2020, respectively
Class C-1 & C-2 preferred stock	123,566,111	-	-		(123,566,111)	(k)	-
$0.00001 par value per share; 11,652,624 shares authorized as of both September 30, 2021 and December 31, 2020; 11,564,263 shares issued and outstanding as of both September 30, 2021 and December 31, 2020, respectively
Class C-3 preferred stock	5,027,138	-	-		(5,027,138)	(k)	-
$0.00001 par value per share; 1,692,100 shares authorized as of both September 30, 2021 and December 31, 2020; 589,348 shares issued and outstanding as of both September 30, 2021 and December 31, 2020, respectively
Class D preferred stock	119,620,218	-	-		(119,620,218)	(k)	-
$0.00001 par value per share; 11,570,174 shares authorized, issued and outstanding as of both September 30, 2021 and December 31, 2020, respectively
Class E preferred stock	41,925,138	-	-		(41,925,138)	(k)	-
$0.00001 par value per share; 6,016,811 shares authorized, issued and outstanding as of both September 30, 2021 and December 31, 2020, respectively
Total Convertible Preferred Stock	323,161,613	-	-		(323,161,613)		-
Stockholders' Equity:
Common stock, $0.00001 par value per share; 70,000,000 shares authorized as of both September 30, 2021 and December 31, 2020; 10,059,361 and 9,888,776 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	99	-	-		(99)	(l)	-
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding		-	-				-
Class A common stock, $0.0001 par value; 380,000,000 shares authorized as of September 30, 2021 and December 31, 2020, respectively		-	-		647	(j)	5,262
					2,383	(i)
					4,129	(k)
					96	(l)
					-	(o)
					(1,810)	(p)
					(183)	(q)
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 6,468,750 shares issued and outstanding as of June 30, 2021 and December 31, 2020	-	647	-		(647)	(j)	-

Additional paid-in capital	10,567,654	-	-		32,500,000	(b)	410,434,831
					(16,620,183)	(e)
					(15,688,450)	(g)
					234,236	(h)
					258,747,617	(i)
					323,157,485	(k)
					3	(l)
					(11,654,690)	(n)
					148,129	(o)
					(181,022,533)	(p)
					10,065,564	(q)
Accumulated deficit	(345,726,458)	(15,688,450)	-		(9,056,250)	(d)	(392,017,110)
					(14,299,269)	(f)
					15,688,450	(g)
					(234,236)	(h)
					504,117	(o)
					(10,065,381)	(q)
					(13,139,633)	(s)
Total shareholders' equity (deficit)	$(335,158,705)	$(15,687,803)	$-		$369,269,491		$18,422,893
Total liabilities, convertible preferred stock, and shareholders' equity	$71,810,102	$259,841,890	$-		$(106,200,352)		$225,451,640

See accompanying notes to the unaudited pro forma condensed combined financial information.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

	Giddy Inc. d/b/a Boxed (Historical for the nine months ended 9/30/2021)	Seven Oaks Acquisition Corp. (Historical for the nine months ended 9/30/2021)	Reclassification Adjustments		Transaction Accounting Adjustments		Pro Forma Consolidated
Net revenue	$132,218,141	$-	$-		$-		$132,218,141
Cost of sales	109,505,372	-	-		-		109,505,372
Gross profit	22,712,769	-	-		-		22,712,769
Selling and administrative expenses
Advertising expense	14,617,879	-	-		-		14,617,879
Selling, general, and administrative expense	38,904,715	2,924,988	149,589	(cc)	4,313,813	(gg)	46,293,105
Selling, general, and administrative expense - related party	-	180,000	-		-		180,000
Franchise tax expenses	-	149,589	(149,589)	(cc)	-		-
Total selling and administrative expenses	53,522,594	3,254,577	-		4,313,813		61,090,984
Loss from operations	$(30,809,825)	$(3,254,577)	$-		$(4,313,813)		$(38,378,215)
Other (expense) income
Change in fair value of derivative warrant liabilities	-	7,613,782	-		-		7,613,782
Income from investments held in Trust Account	-	54,873	-		(54,873)	(aa)	-
Other income (expense), net	508,854	-	-		(780,046)	(bb)	(4,375,678)
					1,798,300)	(dd)
					(4,576,923)	(ee)
					(1,325,863)	(ff)
Income (loss) before taxes	(30,300,971)	4,414,078	-		(9,253,218)		(35,140,111)
Income tax expense	-	-	-		-		-
Net (loss) income	$(30,300,971)	$4,414,078	$-		$(9,253,218)		$(35,140,111)

Earnings Per Share
Net loss per share attributable to Boxed common stockholders, basic and diluted	$(2.84)	-	-		-		-
Weighted average shares of Boxed common stock used in computing net loss per share, basic and diluted	9,953,951	-	-		-		-
Weighted average shares outstanding of common stock subject to possible redeemption, basic and diluted	-	25,875,000	-		-		-
Basic and diluted net income per share, common stock subject to possible redemption	-	$0.14	-		-		-
Weighted average shares outstanding of common stock - non-redeemable, basic and diluted	-	6,468,750	-		66,023,603		72,492,353
Basic and diluted net income per share, common stock - non-redeemable	-	$0.14	-		-		$(0.48)

See accompanying notes to the unaudited pro forma condensed combined financial information.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020

	Giddy Inc. d/b/a Boxed (Historical for the year ended 12/31/2020)	Seven Oaks Acquisition Corp. (Historical for the period from 9/23/2020 (inception) through 12/31/2020) (Restated)	Reclassification Adjustments		Transaction Accounting Adjustments		Pro Forma Consolidated
Net revenue	$187,173,834	$-	$-		$-		$187,173,834
Cost of sales	161,270,544	-	-		-		161,270,544
Gross profit	25,903,290	-	-		-		25,903,290
Selling and administrative expenses
Advertising expense	4,912,269	-	-		-		4,912,269
Selling, general, and administrative expense	49,677,783	84,565	54,695	(cc)	14,299,269	(ee)	71,153,226
					7,036,914	(hh)
Selling, general, and administrative expense - related party	-	20,000	-		-		20,000
Franchise tax expenses	-	54,695	(54,695)	(cc)	-		-
Total selling and administrative expenses	54,590,052	159,260	-		21,336,183		76,085,495
Loss from operations	$(28,686,762)	$(159,260)	$-		$(21,336,183)		$(50,182,205)
Other (expense) income
Financing costs - derivative warrant liabilities	-	(168,086)	-		-		(168,086)
Change in fair value of derivatives warrant liabilities	-	(3,890,255)	-		-		(3,890,255)
Net loss from investments held in Trust Account	-	(142)	-		142	(aa)	-
Other income (expense), net	(5,749,814)	-	-		(1,040,061)	(bb)	(27,260,744)
					(972,000)	(dd)
					(234,236)	(ff)
					(6,125,000)	(gg)
					(13,139,633)	(ii)
Income (loss) before taxes	(34,436,576)	(4,217,743)	-		(42,846,971)		(81,501,290)
Income tax expense	-	-	-		-		-
Net (loss) income	$(34,436,576)	$(4,217,743)	$-		$(42,846,971)		$(81,501,290)

Earnings Per Share
Net loss per share attributable to Boxed common stockholders, basic and diluted	$(3.61)	-	-		-		-
Weighted average shares of Boxed common stock used in computing net loss per share, basic and diluted	9,842,737	-	-		-		-
Weighted average shares outstanding of common stock subject to possible redeemption, basic and diluted	-	25,571,831	-		-		-
Basic and diluted net income per share, common stock subject to possible redemption	-	$-	-		-		-
Weighted average shares outstanding of common stock - non-redeemable, basic and diluted	-	5,767,811	-		66,724,542		72,492,353
Basic and diluted net income per share, common stock - non-redeemable	-	$(0.73)	-		-		$(1.12)

See accompanying notes to the unaudited pro forma condensed combined financial information.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Description of the Business Combination

Basis of presentation

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, SVOK was treated as the “acquired” company for financial reporting purposes. This determination was primarily based on evaluation of the following facts and circumstances: (i) Boxed’s stockholders have the majority of the voting power in the post-Business Combination company; (ii) Boxed appointed the majority of the Board; (iii) Old Boxed management constitutes management of the post-Business Combination company; (iv) Old Boxed’s prior operations comprise the ongoing operations of Boxed; (v) Boxed is the larger entity based on historical revenues and business operations; and (vi) Boxed assumed Old Boxed’s operating name and assumed Old Boxed’s headquarters. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Boxed issuing shares for the net assets of SVOK, accompanied by a recapitalization. The net assets of SVOK were stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 presents the pro forma effect of the Business Combination and related transactions as if they had occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 presents the pro forma effect of the Business Combination and related transactions as if they had been completed on January 1, 2020. These periods are presented on the basis of Boxed as the accounting acquirer.

The unaudited condensed combined financial information should be read in conjunction with, the following:

•	The accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited financial statements of SVOK as of December 31, 2020 and for the period from September 23, 2020 (inception) through December 31, 2020, included in Boxed’s amended Annual Report on Form 10-K/A filed on December 3, 2021;

•	the historical unaudited financial statements of SVOK as of, and for the nine months ended, September 30, 2021, included in Boxed’s amended Quarterly Report on Form 10-Q/A filed on December 3, 2021;

•	the historical audited financial statements of Boxed as of, and for the year ended, December 31, 2020, incorporated into the Current Report on Form 8-K to which this Exhibit 99.2 is attached from the Proxy Statement/Prospectus;

•	the historical unaudited financial statements of Boxed as of, and for the nine months ended, September 30, 2021, included as Exhibit 99.1 to the Current Report on Form 8-K to which this Exhibit 99.2 is attached; and

•	Exhibit 99.3 entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to the Current Report on Form 8-K to which this Exhibit 99.2 is attached.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments (“Transaction Accounting Adjustments”). As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

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The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The pro forma financial information reflects transaction related adjustments management believes are necessary to present fairly Boxed’s pro forma results of operations and financial position following the closing of the Business Combination and related transactions as of and for the periods indicated. The related transaction accounting adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report Boxed’s financial condition and results of operations. One-time direct and incremental transaction costs incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to Boxed’s additional capital. The final accounting of the Business Combination, including transaction costs, will be finalized by Boxed and reported in the first reporting period following the Closing. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Boxed believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Boxed. They should be read in conjunction with the audited financial statements and notes thereto of each of SVOK and Old Boxed.

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Note 2—Unaudited pro forma condensed combined balance sheet adjustments

The pro forma adjustments to the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(a)	Represents the aggregate impact of the following pro forma adjustments to cash to give effect to the Business Combination (1):

Cash inflow from the PIPE Investment	120,000,000
Cash inflow from Seven Oaks Trust Account	258,804,731
Payment of Seven Oaks' deferred offering costs	(9,056,250)
Payment of estimated transaction fees incurred by Boxed	(21,820,490)
Payment of estimated transaction fees incurred by Seven Oaks	(14,299,269)
Release of cash for redemption of shares	(181,024,343)
Net Pro Forma Adjustment to Cash	152,604,379

(1)	Note that the Net Pro Forma Adjustment to Cash is not meant to reconcile to the net cash proceeds as of the Closing presented in Note 16 to the historical unaudited financial statements of Boxed as of, and for the nine months ended, September 30, 2021, included as Exhibit 99.1 to the Current Report on Form 8-K to which this Exhibit 99.2 is attached. The difference between the two amounts is primarily driven by the timing of the payment of transaction costs.

(b)	Reflects the gross cash proceeds attributable to the issuance and sale to the PIPE Investors of 3,250,000 shares of Seven Oaks Class A common stock for $10.00 per share, or $32,500,000 in aggregate gross proceeds; and proceeds from the issuance and sale to the Convertible Note Investors in a private placement of $87,500,000 aggregate principal amount of Convertible Notes.

(c)	Represents cash equivalents released from the Trust Account and relieved of restrictions regarding use upon consummation of the Business Combination and, accordingly, is available for general use by Boxed.

(d)	Reflects the cash used to pay deferred offering costs associated with SVOK’s initial public offering due upon completion of the Business Combination.

(e)	Reflects the estimated transaction costs incurred by Boxed including, but not limited to, advisory fees, legal fees and registration fees paid in connection with the consummation of the Business Combination. Of these costs, $5.2 million is allocated to the issuance of the Convertible Notes.

(f)	Reflects the estimated transaction costs incurred by SVOK including, but not limited to, advisory fees, legal fees and registration fees paid in connection with the consummation of the Business Combination. This amount includes the issuance costs allocated to the Earnout Shares and public warrants. This is a non-recurring item.

(g)	Elimination of historical retained earnings of SVOK as part of the acquisition accounting.

(h)	Represents the accelerated vesting of the awards associated with the historical stock-based compensation plan of Old Boxed in the amount of $234 thousand. These awards fully vest upon a qualifying event (i.e. a change in control of the combined company), which was recognized upon the Closing. This accelerated vesting adjustment is considered to be a one-time charge and is not expected to recur.

(i)	Reflects the reclassification of Seven Oaks Class A common stock subject to redemption that is transferred to permanent equity.

(j)	Represents the conversion of Seven Oaks Class B common stock to Seven Oaks Class A common stock at the Closing.

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(k)	Reflects the reclassification of $4,129 of Old Boxed's convertible preferred shares (41,289,807 shares at redemption value) to permanent equity.

(l)	Reflects the recapitalization of Old Boxed's equity.

(m)	Reclassification. Reflects the reclassification of SVOK’s franchise tax payable to align with the balance sheet presentation of Boxed.

(n)	Reflects the fair value of the shares subject to vesting conditions as of the Closing. The preliminary fair value was determined based on information available as of the date of these unaudited pro forma condensed combined financial information.

(o)	Reflects the elimination of historical Old Boxed warrants that were cancelled upon the Closing. CertainOld Boxed warrants to purchase shares of Old Boxed common stock were exercised given they were in the money. Certain other Old Boxed warrants to purchase shares of Old Boxed preferred stock were forfeited given they were out of the money.

(p)	Reflects the cash disbursement for the redemption of 18,098,335 shares of Seven Oaks Class A common stock at a redemption price of approximately $10.00 per share.

(q)	Represents stock-based compensation associated with the restricted stock units to be granted to certain executives under the Incentive Award Plan in connection with the Business Combination (the “Restricted Stock Units”). The estimated grant date fair value of the Restricted Stock Units was based on the estimated fair value of our underlying Common Stock as of the date of the grant using preliminary valuation techniques with the most reliable information currently available. No stock compensation expense has been recognized for any performance-based awards which include a gross profit target, as the gross profit target has not been determined and approved by the Board of Directors. There has been no tax withholding liability presented on the unaudited pro forma condensed combined balance sheet as the associated Restricted Stock Units were not settled at the Closing.

(r)	Represents the reduction of cash for the Prepayment Amount and fees relating to the Forward Purchase Agreement and the recognition of the corresponding receivable, pursuant to the Forward Purchase Agreement.

(s)	Represents the incremental value that was received by the counterparty in the form of a forward option. The value of this forward option was provided in exchange for the counterparty’s involvement in ensuring capital requirements would be met for merger completion.

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Note 3— Unaudited pro forma condensed combined statement of operations adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 are as follows:

(aa)	Represents an adjustment to eliminate income from investments held in the Trust Account as of the beginning of the period.

(bb)	Reflects the change in amortization expense associated with the transaction costs allocated to the issuance of the Convertible Notes.

(cc)	Reflects the reclassification of SVOK’s franchise tax expense to align with the income statement presentation of Boxed.

(dd)	Reflects the elimination of the changes in fair value of historical Old Boxed warrants for the nine months ended September 30, 2021 which were cancelled upon the Closing.

(ee)	Reflects the change in interest expense associated with the Convertible Notes.

(ff)	Reflects the change in fair value of the Earnout Shares.

(gg)	Represents the estimated share-based compensation expense for the Restricted Stock Units granted to certain executives under the Incentive Award Plan in connection with the Transactions. The estimated grant date fair value of the Restricted Stock Units was based on the estimated fair value of our underlying common shares as of the date of the grant using preliminary valuation techniques with the most reliable information currently available. The actual compensation expense recorded may differ from these estimates and such differences may be material.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

(aa)	Represents an adjustment to eliminate net loss from investments held in the Trust Account as of the beginning of the period.

(bb)	Reflects the change in amortization expense associated with the transaction costs allocated to the issuance of the Convertible Notes.

(cc)	Reflects the reclassification of SVOK’s franchise tax expense to align with the income statement presentation of Boxed.

(dd)	Reflects the elimination of the changes in fair value of historical Old Boxed warrants for the year ended December 31, 2020, which were cancelled upon the Closing.

(ee)	Represents the estimated transaction costs incurred by SVOK including, but not limited to, advisory fees, legal fees and registration fees related to the Business Combination. This amount includes the issuance costs allocated to the Earnout Shares and public warrants. This is a non-recurring item.

(ff)	Represents the accelerated vesting of the awards associated with the historical stock-based compensation plan of Old Boxed in the amount of $234 thousand. These awards fully vest upon a qualifying event (i.e. a change in control of the combined company), which was recognized upon the Closing. This accelerated vesting adjustment is considered to be a one-time charge and is not expected to recur.

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(gg)	Reflects the change in interest expense associated with the Convertible Notes.

(hh)	Represents the estimated share-based compensation expense for the Restricted Stock Units granted to certain executives under the Incentive Award Plan in connection with the Transactions. The estimated grant date fair value of the Restricted Stock Units was based on the estimated fair value of our underlying common shares as of the date of the grant using preliminary valuation techniques with the most reliable information currently available. The actual compensation expense recorded may differ from these estimates and such differences may be material.

(ii)	Represents the incremental value that was received by the counterparty in the form of a forward option. The value of this forward option was provided in exchange for the counterparty’s involvement in ensuring capital requirements would be met for merger completion. Additionally, the forward option derivative should be marked-to-market each reporting period. The mark-to-market value had the forward option derivative been issued on January 1, 2020 could not be estimated and thus is not included as an adjustment in either the pro forma condensed combined statement of operations for the year ended December 31, 2020 and nine months ended September 30, 2021. Additionally, the interest payable under the Forward Purchase Agreement is variable and cannot be estimated and thus is not included as an adjustment.

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Note 4— Earnings per Share

Represents the net earnings per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented.

	For the year ended December 31, 2020	For the nine months ended September 30, 2021
Pro Forma Basic and Diluted Loss Per Share
Pro Forma net loss attributable to shareholders	$(81,766,380)	$(35,219,265)
Weighted average shares outstanding, basic and diluted	72,492,353	72,492,353
Basic and diluted net loss per share	$(1.13)	$(0.49)

Pro Forma Weighted Average Shares—Basic and Diluted
Post-Combination Company shares issued to Boxed stockholders	54,996,938	54,996,938
Post-Combination Company shares issued to current Seven Oaks public shareholders	7,776,665	7,776,665
Total Post-Combination Company shares issued to Subscribers	3,250,000	3,250,000
Total Post-Combination Company shares issued to the Sponsor	4,528,125	4,528,125
Total Post-Combination Company shares issued to the Sponsor (Deferred Earn-out)	1,940,625	1,940,625

Pro Forma Weighted Average Shares—Basic and Diluted	72,492,353	72,492,353

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